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                                                                      EXHIBIT 16


                            PANNELL KERR FORSTER PC
                             5845 Richmond Highway
                                   Suite 630
                             Alexandria, VA  22303

                            Telephone: 703-329-1952
                            Telefax:  703-329-1959


October 28, 1996



SECURITIES AND EXCHANGE COMMISSION
450 Fifth Street NW
Washington, DC  20549

To Whom It May Concern:

We have read the statements made by Isomet Corporation (copy attached), which we understand will be filed with the Commission pursuant to Item 4 of Form 8-K as part of the Company's Form 8-K report. We agree with the statements concerning our firm in such Form 8-K.

                                             Very truly yours,

                                             /s/ Michael F. Moore


                                             Michael F. Moore
                                             Director